Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

BIOMARIN PHARMACEUTICAL INC.

Amended and Restated: February 25, 2025

ARTICLE I

CORPORATE OFFICES

1.1 Registered Office

The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is Corporation Service Company.

1.2 Other Offices

The corporation may at any time establish other offices at any place or places where it is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings

Meetings of stockholders shall be held at any place, if any, within or outside the State of Delaware, designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware.

2.2 Annual Meeting

The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. Subject to Sections 2.14 and 2.15 of these bylaws, at an annual meeting of stockholders directors shall be elected and any other proper business may be transacted.

2.3 Special Meeting

A special meeting of the stockholders may be called at any time for any purpose or purposes by the chair or lead independent director of the Board of Directors or by a majority of the then current members of the Board of Directors.

2.4 Notice of Stockholders’ Meetings

Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with applicable law. Unless otherwise provided by applicable law, the certificate of incorporation, or these bylaws, notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting.

2.5 Manner of Giving Notice; Affidavit of Notice

Without limiting the manner in which notice may be given, notice of any meeting of stockholders may be given by mail, courier service, or electronic transmission, as provided under the General Corporation Law of the State of Delaware. Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. If delivered by courier service, such notice is deemed given the earlier of when the notice is received or left at the stockholder’s address as it appears in the records of the corporation. If sent via electronic mail in accordance with Section 232 of the General Corporation Law of the State of Delaware, notice is given when directed to such stockholder’s electronic mail address as it appears in the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6 Quorum

The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by statute or by the certificate of incorporation. Stockholders attending a meeting by means of remote communication shall be deemed to be present in person as provided under the General Corporation Law of the State of Delaware. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum is not present or represented at any meeting of stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, by a majority of the votes cast affirmatively or negatively, shall have power to adjourn the meeting from time to time until a quorum is present or represented. In addition, the Chair of a meeting of stockholders may adjourn the meeting in his or her discretion, whether or not a quorum is present. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7 Adjourned Meeting; Notice

Any meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place, if any. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 2.4. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.

2.8 Voting

(a) Unless otherwise required by the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, the certificate of incorporation or these bylaws, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the votes cast affirmatively or negatively on the matter, voting as a single class.

(b) At any meeting of stockholders at which directors are to be elected, each nominee for election as a director in an uncontested election shall be elected if the number of votes cast “for” the nominee’s election exceeds the number of votes cast “against” the nominee’s election. In all director elections other than uncontested elections, the nominees for election as a director shall be elected by a plurality of the votes cast. For purposes of this Section 2.8, an “uncontested election” means any meeting of stockholders at which the number of candidates does not exceed the number of directors to be elected and with respect to which:

(i) no stockholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with the applicable provisions of Section 2.15 hereof, or

(ii) such a notice has been submitted, and on or before the fifth business day prior to the date that the corporation files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (regardless of whether thereafter revised or supplemented), the notice has been (x) withdrawn in writing to the Secretary, (y) determined not to be a valid notice of nomination, with such determination to be made by the Board of Directors (or a duly authorized committee thereof) pursuant to the final paragraph of Section 2.15(b)(ii)(B) hereof or Section 2.15(c)(x) hereof, as applicable, or if challenged in court, by a final court order, or (z) determined by the Board of Directors (or a duly authorized committee thereof) not to create a bona fide election contest.

(c) Unless otherwise provided in the certificate of incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote on the matter held by such stockholder. Such votes may be cast in person, by remote communication, if applicable, or by proxy as provided in Section 2.12 of these bylaws. The Board of Directors, in its discretion, or the chair of the meeting, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.9 Waiver of Notice

Whenever notice is required to be given under any provision of the General Corporation Law of the State of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

2.10 Stockholder Action by Written Consent Without a Meeting

The stockholders of the corporation may not take any action by written consent without a meeting but must take any such action at a duly called annual or special meeting of stockholders.

2.11 Record Date

(a) In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.12 Proxies

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three (3) years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, a stockholder may validly grant such authority in accordance with Section 212(c) of the General Corporation Law of the State of Delaware.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

2.13 List of Stockholders Entitled to Vote

The corporation shall prepare and make, no later than the tenth day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.13 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation.

2.14 Nature of Business at Meetings of Stockholders

Business other than nominations of directors of the corporation may be transacted at an annual meeting of stockholders only if (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.14 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the procedures set forth in this Section 2.14. No business may be transacted at any special meeting of stockholders other than specified in the notice of meeting.

In addition to any other applicable requirements, for business other than nominations of directors of the corporation to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation and the proposed business must constitute a proper matter for stockholder action.

(i) Notice Period. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation not later than 5:00 p.m. Pacific Time on the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder in order to be timely must be so received not later than 5:00 p.m. Pacific Time on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement (or the public announcement thereof) of an annual meeting for which notice has been given or for which a public announcement of the date of the meeting has been made commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(ii) Proper Written Form. To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting:

(A) a brief description of the business desired to be brought before the annual meeting,

(B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment),

(C) the reasons for conducting such business at the meeting and any material interest in such business of each proponent (as defined below),

(D) the name and address of such stockholder as it appears in the records of the corporation and the name and address of each other proponent,

(E) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by each proponent,

(F) a description of any agreement, arrangement or understanding (including the identities of the parties thereto) with respect to the proposal between or among one or more proponents and any other person or persons, including without limitation, any agreements, arrangements or understandings required to be disclosed pursuant to Item 5 or Item 6 of the Exchange Act (as defined below) Schedule 13D, regardless of whether the requirement to file a Schedule 13D is applicable,

(G) a description of any Derivative Transaction,

(H) a representation whether any proponent intends or is part of a group which intends (1) to deliver or make available a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies from stockholders in support of such proposal,

(I) a representation that such stockholder (or a qualified representative thereof) intends to appear at the annual meeting to bring such business before the meeting,

(J) any other information relating to each proponent that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (as defined below) and the rules and regulations promulgated thereunder, and

(K) a certification regarding whether each proponent has complied with all applicable federal, state and other legal requirements in connection with such proponent’s acquisition of shares of capital stock or other securities of the corporation and/or such stockholder and beneficial owner’s acts or omissions as a stockholder or beneficial owner of the corporation.

The foregoing notice requirements of this Section 2.14 shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereto) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. In addition, to be considered timely, the foregoing notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the corporation not later than five (5) days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof.

Notwithstanding the foregoing provisions of this Section 2.14, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that such proposed business is set forth in (as applicable) the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such vote may have been solicited or received by the Corporation.

Only such business (other than nominations of directors of the corporation) shall be conducted at an annual meeting of stockholders as shall have been brought before the annual meeting in accordance with the procedures set forth in this Section 2.14. The Board of Directors and, subject to the supervision of the Board of Directors, the chair of an annual meeting shall have the power to determine whether business was properly brought before the annual meeting in accordance with the foregoing procedures and to declare to the meeting that the business was not properly brought before the meeting, in which case, such business shall not be transacted, notwithstanding that such proposal is set forth in (as applicable) the corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such business may have been solicited or received.

For purposes of this Section 2.14 and Section 2.15:

(1) “Derivative Instrument” shall mean, any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, a proponent, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such proponent, with respect to shares of stock of the corporation,

(2) “proponent” shall mean (x) the stockholder giving the notice, (y) the beneficial owner, if any, on whose behalf the proposal or nomination is made, and (z) and any affiliate who controls (each as defined under Rule 405 promulgated under the Securities Act (as defined below)) either of the foregoing stockholder or beneficial owner, directly or indirectly,

(3) “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder, and

(4) a “qualified representative” of a stockholder shall mean a person who is (x) a duly authorized officer, manager, trustee or partner of such stockholder or (y) authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be delivered to the to the secretary at the principal executive offices of the corporation at least five (5) days prior to the applicable meeting of stockholders.

Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.14 and any failure to comply therewith shall be deemed a failure to comply with this Section 2.14; provided however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any other business to be considered pursuant to this Section 2.14, and compliance with this Section 2.14 shall be the exclusive means for a stockholder to submit business (other than nominations of directors of the corporation, which are governed by Section 2.15 and applicable law, including Rule 14a-19 promulgated under the Exchange Act, and other than, as provided in the last sentence of the 4th paragraph of this Section 2.14, matters brought properly under and in compliance with the Exchange Act, as may be amended from time to time). Nothing in this Section 2.14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.

2.15 Nomination of Directors

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the certificate of incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) if properly brought before such meeting by any stockholder of the corporation who (x) is a stockholder of record on the date of the giving of the notice provided for in Section 2.15(b) and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (y) complies with the procedures set forth in Section 2.15(b), these bylaws, and applicable law, including, if applicable, Rule 14a-19 promulgated under the Exchange Act, or (iii) with respect to nominations to be included in the corporation’s proxy statement, if properly brought before an annual meeting by an Eligible Stockholder (as defined in Section 2.15(c)) who meets the requirements of and complies with the procedures in Section 2.15(c). For the avoidance of doubt, Section 2.15(b) and Section 2.15(c) shall be the exclusive means for a stockholder to make nominations for director before an annual or special meeting of stockholders.

(b) Nominees Properly Brought Before a Stockholder Meeting. In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to Section 2.15(a)(ii), such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation as set forth in this Section 2.15(b).

(i) Notice Period. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not later than 5:00 p.m. Pacific Time on the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder in order to be timely must be so received not later than 5:00 p.m. Pacific Time on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs or (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than 5:00 p.m. Pacific Time on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement (or the public announcement thereof) of an annual for which notice has been given or for which a public announcement of the date of the meeting has been made or of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

The number of nominees a stockholder may nominate for election at the annual meeting shall not exceed the number of directors to be elected at such annual meeting. Notwithstanding anything in this Section 2.15(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased effective at the annual meeting and there is no public announcement by the corporation naming the nominees for the additional directorships at least ten (10) days prior to the last day a stockholder may deliver notice pursuant to Section 2.15(b)(i)(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to or mailed and received by the secretary at the principal executive offices of the corporation not later than 5:00 p.m. Pacific Time on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(ii) Proper Written Form. To be in proper written form, a stockholder’s notice to the secretary must set forth,

(A) as to each person whom the stockholder proposes to nominate for election as a director:

(1) the name, age, business address and residence address of the person,

(2) the principal occupation or employment of the person,

(3) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and list of any pledge of or encumbrances on such shares,

(4) the questionnaire, representation and agreement required by Section 2.15(b)(iii), completed and signed by such person, and

(5) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

(B) as to each proponent:

(1) the name and address of such stockholder, as it appears in the records of the Company and the name and address of each other proponent,

(2) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by each proponent,

(3) a description of any agreement, arrangement or understanding (including the identities of the parties thereto) with respect to the nomination between or among one or more proponents and any other person or persons, including without limitation, any agreements, arrangements or understandings required to be disclosed pursuant to Item 5 or Item 6 of the Exchange Act Schedule 13D, regardless of whether the requirement to file a Schedule 13D is applicable,

(4) a description of any Derivative Transaction,

(5) a representation that such stockholder (or a qualified representative thereof) intends to appear at the meeting to nominate the persons named in its notice,

(6) a representation (x) whether any proponent, or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation, and (y) whether any proponent intends or is part of a group which intends (1) to deliver or make available a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee, (2) to otherwise to solicit proxies from stockholders in support of such nomination and/or (3) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act,

(7) a certification regarding whether each proponent has complied with all applicable federal, state and other legal requirements in connection with such proponent’s acquisition of shares of capital stock or other securities of the corporation and/or such stockholder and beneficial owner’s acts or omissions as a stockholder or beneficial owner of the corporation, and

(8) any other information relating to each proponent that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

In addition, to be considered timely, the foregoing notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the corporation not later than five (5) days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof. A stockholder may not designate any substitute nominees unless the stockholder provides timely notice of such substitute nominee(s) in accordance with Section 2.15(b)(i) and (ii) (and such notice contains all of the information, representations, questionnaires and certifications with respect to such substitute nominee(s) that are required by the Bylaws with respect to nominees for director).

Notwithstanding the foregoing provisions of this Section 2.15(b), unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that such nomination is set forth in (as applicable) the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nomination may have been solicited or received by the Corporation.

Furthermore, notwithstanding anything to the contrary in this Section 2.15(b) or these bylaws, unless otherwise required by applicable law, (i) no proponent shall solicit proxies in support of director nominees other than the corporation’s nominees unless such proponent has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the corporation of notices required thereunder in a timely manner and (ii) if any proponent (a) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (b) subsequently (x) fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence) or (y) fails to inform the corporation that they no longer plan to solicit proxies in accordance with the requirements of Rule 14a-19 under the Exchange Act by delivering a written notice to the secretary at the principal executive offices of the corporation within two (2) business days after the occurrence of such change, then the nomination of each such proposed nominee shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that the nominee is included as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). If any proponent provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, the stockholder that submitted the notice required by Section 2.15(i) and (ii) shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

The Board of Directors and, subject to the supervision of the Board of Directors, the chair of the meeting shall have the power to determine whether a nomination was made in accordance with the foregoing procedures and to declare that the nomination was defective, in which case, such defective nomination shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that such nomination is set forth in (as applicable) the corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect or such nomination may have been solicited or received.

(iii) Additional Information Regarding Nominee Eligibility. A stockholder’s notice required by Section 2.15(b) shall also include, with respect to each person whom the stockholder proposes to nominate for election as a director, (1) a written questionnaire with respect to the background, qualifications, stock ownership and independence of such person (in the form provided by the secretary of the corporation within 10 days following a written request therefor by a stockholder of record) and (2) a written representation and agreement that such person:

(A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question that (a) has not been disclosed to the corporation or (b) could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law;

(B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a nominee or director that has not been disclosed to the corporation;

(C) would, if elected, be in compliance with (and a statement as to whether such person, if elected, intends to comply with) all of the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement; and

(D) if elected as a director of the corporation, intends to serve the entire term until the next meeting at which such person would face re-election.

The corporation may require any such person to provide such additional information as the Board of Directors determines, in good faith, is necessary to verify whether such person (i) is independent under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) or any stock exchange applicable to the corporation, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”) and (ii) is eligible to serve on any committee or sub-committee of the Board of Directors under the Applicable Independence Standards.

(c) Nominees to be Included in the Corporation’s Proxy Statement. For a nomination to be made by an Eligible Stockholder and included in the corporation’s proxy statement for an annual meeting pursuant to Section 2.15(a)(iii), such Eligible Stockholder must have given timely notice thereof in proper written form to the secretary of the corporation as set forth in this Section 2.15(c) (a “Proxy Access Notice”) and must have complied with the other requirements of this Section 2.15(c).

(i) Proxy Access. The corporation shall include in its notice, proxy statement, proxy card and ballot, as applicable (collectively, its “proxy materials”), for an annual meeting of stockholders, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (a “Proxy Access Nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of no more than twenty (20) stockholders that satisfy, the requirements of this Section 2.15(c) (such stockholder or group of stockholders being an “Eligible Stockholder”) and that expressly elects at the time of providing a Proxy Access Notice to have its nominee included in the corporation’s proxy materials pursuant to this Section 2.15(c). The “Required Information” that the corporation will include in its proxy statement is (A) the information concerning the Proxy Access Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act, and (B) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of the Proxy Access Nominee’s candidacy (the “Statement”). To be timely, the Required Information must be received by the secretary within the time period specified in this Section 2.15(c) for providing the Proxy Access Notice. Notwithstanding anything to the contrary contained in this Section 2.15(c), the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes (A) is materially false or misleading or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (B) would violate any applicable law, regulation or listing standard, or (C) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or association, without factual foundation, with respect to, any person. Nothing in this Section 2.15(c) shall limit the corporation’s ability to solicit against and include in its proxy materials or any other soliciting materials its own statements relating to any Eligible Stockholder or Proxy Access Nominee.

(ii) Notice Period. To be timely, a stockholder’s Proxy Access Notice must be delivered to or mailed and received by the secretary at the principal executive offices of the corporation not later than 5:00 p.m. Pacific Time on the one hundred twentieth (120th) day, nor earlier than the one hundred fiftieth (150th) day, prior to the first anniversary of the date that the corporation mailed its proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or sixty (60) days after such anniversary date, the Proxy Access Notice, in order to be timely, must be so received not later than 5:00 p.m. Pacific Time on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement (or the public announcement thereof) of an annual meeting for which notice has been given or for which a public announcement of the date of the meeting has been made commence a new time period (or extend any time period) for the giving of a Proxy Access Notice as described above.

(iii) Permitted Number of Proxy Access Nominees. The maximum number of Proxy Access Nominees appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (A) two or (B) twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered pursuant to this Section 2.15(c), or if such amount is not a whole number, the closest whole number below twenty percent (20%); provided, however, that the maximum number shall be reduced by:

(1) any Proxy Access Nominees who were submitted by an Eligible Stockholder as nominations for inclusion in the corporation’s proxy materials pursuant to this Section 2.15(c) but are subsequently either withdrawn or nominated by the Board of Directors as nominees of the Board of Directors;

(2) any nominees recommended or unopposed by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with the acquisition of stock from the corporation by such stockholder or group of stockholders); and

(3) any nominees who were previously elected to the Board of Directors as Proxy Access Nominees (or pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders as set forth in (2) above) at any of the preceding two (2) annual meetings and who are re-nominated for election at such annual meeting by the Board of Directors.

In the event that, for any reason, one or more vacancies occurs on the Board of Directors after the deadline for submitting a Proxy Access Notice but before the date of the annual meeting of stockholders, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Proxy Access Nominees shall be calculated based on the number of directors as so reduced. In the event that the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Section 2.15(c) exceeds the maximum number allowed under this Section 2.15(c)(iii), each Eligible Stockholder will select one Proxy Access Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the number (largest to smallest) of shares of the capital stock of the corporation each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the corporation and confirmed by the corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Proxy Access Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Proxy Access Nominee who satisfies the eligibility requirements of this Section 2.15(c) is thereafter (y) nominated by the Board of Directors or (z) not included in the corporation’s proxy materials or is not submitted for election as a director, in either case, as a result of the Eligible Stockholder becoming ineligible or withdrawing its nomination, the Proxy Access Nominee becoming unwilling or unable to serve on the Board of Directors or the Eligible Stockholder or the Proxy Access Nominee failing to comply with the provisions of this Section 2.15(c), no other nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for director election in substitution thereof pursuant to this Section 2.15(c).

(iv) Eligible Stockholder. An Eligible Stockholder must have owned (as defined below) continuously for at least three (3) years that number of shares of capital stock as shall constitute three percent (3%) or more of the voting power of the outstanding capital stock of the corporation entitled to vote generally in the election of directors (the “Required Shares”) as of both (A) a date within seven days prior to the date of the Proxy Access Notice and (B) the record date for determining stockholders entitled to vote at the annual meeting, and must continue to own the Required Shares through the annual meeting date. For purposes of satisfying the foregoing ownership requirement under this Section 2.15(c), (A) the shares of the capital stock of the corporation owned by one or more stockholders, or by the person(s) who own(s) shares of the capital stock of the corporation and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares of capital stock of the corporation is aggregated for such purpose shall not exceed twenty (20), and (B) (i) a group of funds under common investment and management control or under common management and funded primarily by the same employer or (ii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (two or more funds or a “group of investment companies” referred to under (B), collectively, a “Qualifying Fund”) shall be treated as one stockholder or person for this purpose if such stockholder provides documentation reasonably satisfactory to the corporation that demonstrates satisfaction of such criteria. A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (iv), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.15(c) and no shares may be attributed as owned by more than one person constituting an Eligible Stockholder under this Section 2.15(c). For the avoidance of doubt, if a group of stockholders (including a group of funds within a Qualifying Fund) aggregates ownership of shares in order to meet the three percent (3%) threshold under this Section 2.15(c), any and all requirements for an Eligible Stockholder under this Section 2.15(c) (except that the minimum voting power requirement necessary to meet the three percent (3%) threshold shall apply to the ownership of the group in the aggregate), including the minimum holding period, shall apply to each member of such group of stockholders and/or funds within the Qualifying Fund and a breach of any obligation, agreement or representation under this Section 2.15(c) by any member of such group shall be deemed a breach by the Eligible Stockholder. Should any stockholder withdraw from a group that is an Eligible Stockholder at any time prior to the annual meeting of stockholders, the Eligible Stockholder shall be deemed to own only those shares held by the remaining group.

(v) Definition of Ownership. For purposes of this Section 2.15(c), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the capital stock of the corporation as to which such stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (2) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition of the shares and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (A) the person has loaned such shares, provided that the person has the power to recall such loaned shares at any time on no more than three (3) business days’ notice; or (B) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. An Eligible Stockholder shall include in its Proxy Access Notice the number of shares it is deemed to own for purposes of this Section 2.15(c).

(vi) Proxy Access Notice. Within the time period specified in this Section 2.15(c) for providing the Proxy Access Notice, an Eligible Stockholder must deliver the following information in writing to the secretary of the corporation:

(A) the questionnaire, consents, information, representations, certifications and agreements that would be required with respect to the nomination of directors pursuant to Section 2.15(b) as if the Proxy Access Nominee were being nominated in accordance with Section 2.15(b);

(B) one or more written statements from the record holder of the shares and each intermediary through which the shares are or have been held during the requisite three (3) year holding period) verifying that, as of a date within seven days prior to the date of the Proxy Access Notice, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(C) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

(D) a representation that the Eligible Stockholder:

(1) acquired all of the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation and does not presently have such intent,

(2) intends to appear in person or through a qualified representative at the annual meeting to present the nomination,

(3) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Proxy Access Nominee(s) being nominated pursuant to this Section 2.15(c),

(4) has not engaged and will not engage in, and has not and will not be a participant in, another person’s solicitation in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee or a nominee of the Board of Directors,

(5) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation,

(6) has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and

(7) in the case of a nomination by an Eligible Stockholder that is composed of a group of stockholders, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination;

(E) in the case of any Eligible Stockholder that is a Qualifying Fund consisting of two or more funds, documentation reasonably satisfactory to the corporation demonstrating that the funds are eligible to be treated as a Qualifying Fund and that each fund constituting the Qualifying Fund otherwise meets the requirements set forth in this Section 2.15(c); and

(F) an undertaking that the Eligible Stockholder agrees to:

(1) own the Required Shares through the date of the annual meeting,

(2) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation,

(3) indemnify and hold harmless (jointly and severally with all other group members in the case of an Eligible Stockholder group) the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Proxy Access Nominee pursuant to this Section 2.15(c),

(4) comply with all laws and regulations applicable to any solicitation in connection with the annual meeting or in connection with any other actions taken pursuant to this Section 2.15(c),

(5) file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Proxy Access Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication,

(6) provide any additional information reasonably requested by the corporation to verify the Eligible Stockholder’s ownership of the Required Shares, and

(7) in the event that any information included in the Proxy Access Notice or in any other communication by the Eligible Stockholder or the Proxy Access Nominee with the corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Eligible Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.15(c)(iv), promptly (and in any event within two business days of discovering such defect) notify the secretary of the corporation of such defect and of the information that is required to correct any such defect; provided, however, that any such notice shall not be deemed to cure any such defect or to limit the remedies available to the corporation for such defect or to permit any Eligible Stockholder or other person to change or add any proposed Proxy Access Nominee.

(vii) Additional Information Regarding Proxy Access Nominee Eligibility. Within the time period specified in this Section 2.15(c) for delivering the Proxy Access Notice, a Proxy Access Nominee must deliver to the secretary of the corporation a written representation and agreement that the Proxy Access Nominee:

(A) is not and has not been subject to any event specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”);

(B) is not and has not been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914; and

(C) would qualify as independent under the Applicable Independence Standards.

Within the time period specified in this Section 2.15(c) for delivering the Proxy Access Notice, the Proxy Access Nominee shall provide all information necessary for the Board of Directors to verify whether such Proxy Access Nominee satisfies the Applicable Independence Standards and the eligibility of the Proxy Access Nominee to serve on any committee or sub-committee of the Board of Directors under the Applicable Independence Standards. The corporation may require a Proxy Access Nominee to provide such additional information as the Board of Directors determines, in good faith, is necessary to verify whether each Proxy Access Nominee is independent under the Applicable Independence Standards.

(viii) Restrictions on Re-Nomination. Any Proxy Access Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (B) does not receive at least twenty-five percent (25%) of the votes cast “for” the Proxy Access Nominee’s election, will be ineligible to be a Proxy Access Nominee pursuant to this Section 2.15(c) for the next two (2) annual meetings.

(ix) Omission and Removal of Proxy Access Nominees. The corporation shall not be required to include, pursuant to this Section 2.15(c), any Proxy Access Nominee in its proxy materials and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation for any meeting of stockholders:

(A) in the event that the secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.15(b);

(B) if the Eligible Stockholder who has nominated such Proxy Access Nominee has engaged in or is currently engaged in, or has been or is a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee(s) or a nominee of the Board of Directors;

(C) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors;

(D) whose election as a member of the Board of Directors would cause the corporation to be in violation of these bylaws, the certificate of incorporation, the rules or regulations of Nasdaq or any stock exchange applicable to the corporation, or any applicable law, rule or regulation or with any other publicly disclosed policies or guidelines of the corporation applicable to directors generally;

(E) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914;

(F) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;

(G) who is subject to any event specified in Rule 506(d) of Regulation D under the Securities Act;

(H) if such Proxy Access Nominee or the applicable Eligible Stockholder shall have provided information to the corporation with respect to such nomination that, as of the date provided, was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors; or

(I) if the Eligible Stockholder or applicable Proxy Access Nominee breaches, fails to comply with or otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Proxy Access Nominee or fails to comply with its obligations pursuant to this Section 2.15(c).

(x) Invalid Nomination. Notwithstanding anything to the contrary set forth herein, the Board of Directors and, subject to the supervision of the Board of Directors, the chair of the meeting shall have the power to determine whether and declare that (A) the Proxy Access Nominee(s) and/or the applicable Eligible Stockholder has or have breached its or their obligations, agreements or representations under this Section 2.15(c), as determined by the Board of Directors or the chair of the meeting of stockholders, or (B) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 2.15(c), in which case, such nomination shall be disregarded (and such nominee disqualified from standing for election or re-election) notwithstanding that proxies in respect of such vote may have been received by the corporation.

(xi) Exclusive Method; Interpretation. Except for a nomination made in accordance with Section 2.15(b) and Rule 14a-19 promulgated under the Exchange Act, this Section 2.15(c) shall be the exclusive method for stockholders to include nominees for election to the Board of Directors in the corporation’s proxy materials. For purposes of this Section 2.15(c), the Board of Directors, a committee of the Board of Directors, or any officer of the corporation designated by the Board of Directors or committee thereof, shall have the power and authority to interpret this Section 2.15(c) and to make any and all determinations necessary and advisable to apply the provisions of this Section 2.15(c). Any such determination shall be made in good faith.

2.16 Stock Ledger

The stock ledger of the corporation shall be the only evidence as to who are the stockholders entitled to examine the list required by Section 2.13 or to vote in person or by proxy at any meeting of stockholders.

2.17 Conduct of Meetings

The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to convene and (for any reason) to adjourn the meeting and to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

2.18 Inspectors of Election

In advance of any meeting of stockholders, the corporation may, and, if required by law shall, appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by applicable law.

2.19 Delivery to the Corporation

Irrespective of Section 116 of the General Corporation Law of the State of Delaware, whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation, letter or other document or agreement), such document or information must be in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE III

DIRECTORS

3.1 Powers

Subject to the provisions of the General Corporation Law of the State of Delaware and any limitations in the certificate of incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2 Number of Directors

Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time solely by resolution of the Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 Election; Qualification; Term of Office of Directors

Each director so elected shall serve for a term expiring at the next annual meeting and shall hold office until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed.

3.4 Duties of the Chair of the Board

The Board of Directors shall elect from its ranks a chair of the board. The chair of the board shall perform such duties customarily associated with the position. The chair of the board shall also exercise such other powers and perform all the duties as may from time to time be assigned by the Board of Directors or as may be prescribed by these bylaws. Unless expressly designated as such by the Board of Directors, the chair of the board, as such, shall not be deemed to be an officer of the corporation.

3.5 Organization

At each meeting of the Board of Directors, the chair of the board, if such position be elected or, in the absence or nonexistence of the chair of the board, the lead independent director, shall act as chair of the meeting. In the absence or nonexistence of the lead independent director, a director chosen by a majority of the directors present shall act as chair of the meeting. The secretary or an assistant secretary of the corporation shall act as secretary at each meeting of the Board of Directors. In case the secretary shall be absent from any meeting of the Board of Directors, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the secretary and all the assistant secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting.

3.6 Resignation and Vacancies

Any director may resign at any time upon written or electronic notice to the corporation. Such notice shall take effect at the time therein specified or, if no time is specified, immediately, and, unless specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Unless otherwise provided in the certificate of incorporation or these bylaws:

(i) Vacancies resulting from death, resignation, removal or other cause, and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

3.7 Place of Meetings; Meetings by Telephone

The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.8 Regular Meetings

Regular meetings of the Board of Directors may be held without notice at such time and at such place, if any, as shall from time to time be determined by the Board of Directors.

3.9 Special Meetings; Notice

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chair of the board or the lead independent director, if there be one, the president or any two (2) directors.

Notice thereof stating the place, if any, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, or personally or by telephone, telegram or electronic means on twenty-four (24) hours’ notice or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. The notice need not specify the purpose of the meeting.

3.10 Quorum

At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.11 Waiver of Notice

Whenever notice is required to be given under any provision of the General Corporation Law of the State of Delaware or of the certificate of incorporation or these bylaws, a waiver thereof, either signed by the person entitled to notice or transmitted electronically by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors or members of a committee of directors need be specified in any waiver of notice unless so required by the certificate of incorporation or these bylaws.

3.12 Board Action by Written Consent Without a Meeting

Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the writing or writings or electronic transmissions shall be filed with the minutes of proceedings of the board or committee in accordance with applicable law.

3.13 Fees and Compensation of Directors

Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors (or any duly authorized committee thereof) shall have the authority to fix the compensation of directors.

3.14 Removal of Directors

Unless otherwise restricted by applicable law, the certificate of incorporation or by these bylaws, and subject to the right of any class or series of stock of the corporation to remove any director, any director or the entire Board of Directors may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the corporation entitled to vote at an election of directors.

ARTICLE IV

COMMITTEES

4.1 Committees of Directors

The Board of Directors may designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolutions establishing or charter governing such committee or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal or directors) expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval, or (ii) adopting, amending or repealing these bylaws.

4.2 Committee Minutes

Each committee shall keep regular minutes of its meetings and report to the Board of Directors when required.

4.3 Meetings and Action of Committees

Meetings and actions of committees shall be governed by, and held and taken in accordance, with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), and Section 3.11 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board of Directors. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V

OFFICERS

5.1 Officers

The officers of the corporation shall be a president, a secretary and a treasurer, provided that the Board of Directors may from time to time designate an alternate title for any such foregoing position. The corporation may also have, at the discretion of the Board of Directors, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with these bylaws unless otherwise prohibited by law or the certificate of incorporation. Any number of offices may be held by the same person unless otherwise prohibited by law, the certificate of incorporation or these bylaws.

5.2 Election of Officers

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or 5.5 of these bylaws, shall be elected by the Board of Directors. Such officers shall hold office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal.

5.3 Subordinate Officers

The Board of Directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors or the president, as applicable, may from time to time determine.

5.4 Removal and Resignation of Officers

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, except in the case of an officer elected or appointed by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving a notice in writing or by electronic transmission to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices

Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors or by the president, if he or she has been empowered to appoint such officer by the Board of Directors.

5.6 President

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chair of the board or the lead independent director, the president shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. The president shall preside at all meetings of the stockholders. The president shall also have such other powers and duties as may be assigned by the Board of Directors or these bylaws.

5.7 Vice Presidents

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these bylaws or the president.

5.8 Secretary

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary or an assistant secretary shall attend all meetings of the Board of Directors. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these bylaws. The secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, these bylaws or the president.

In the absence or disability of the secretary, and if there be no assistant secretary, the Board of Directors or the president may choose another officer to perform the duties of the secretary, who when so acting shall have all the powers of, and be subject to all the restrictions upon, the secretary.

5.9 Treasurer

The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The treasurer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. The treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, these bylaws or the president.

5.10 Assistant Secretary

The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of the secretary’s inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, these bylaws or the president may from time to time prescribe.

5.11 Assistant Treasurer

The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors, these bylaws or the president may from time to time prescribe.

5.12 Delegation of Authority

The Board of Directors or the president may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article V.

ARTICLE VI

INDEMNITY

6.1 Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation

Subject to Section 6.3 of these bylaws, the corporation shall indemnify to the fullest extent permitted by the General Corporation Law of the State of Delaware as it presently exists or may hereafter be amended (but in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), any person who was or is made or is threatened to be made a party of is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director or officer, of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

6.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation

Subject to Section 6.3 of these bylaws, the corporation shall indemnify to the fullest extent permitted by the General Corporation Law of the State of Delaware as it presently exists or may hereafter be amended (but in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), any person who was or is made or is threatened to be made a party of is otherwise involved in any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

6.3 Authorization of Indemnification

Any indemnification under this Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2, of these bylaws as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the corporation. To the extent, however, that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Indemnification under this Section 6.3 shall not be subject to satisfaction of a standard of conduct, and the corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced.

6.4 Indemnification by a Court

Notwithstanding any contrary determination in the specific case under Section 6.3 of these bylaws, and notwithstanding the absence of any determination thereunder, any current or former director or officer may apply to the Court of Chancery or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 6.1 or Section 6.2 of these bylaws. Any application to such court may only be brought after the expiration of thirty (30) days from the date the claim for indemnification was delivered to the corporation. In any suit brought by a current or former director or officer to enforce a right to indemnification hereunder, it shall be a defense that person has not met the applicable standard of conduct set forth in Section 6.1 or Section 6.2 of these bylaws, as the case may be. Neither a contrary determination in the specific case under Section 6.3 of these bylaws nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the current or former director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6.4 shall be given to the corporation promptly upon the filing of such application. If successful, in whole or in part, the current or former director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application to the fullest extent permitted by law.

6.5 Expenses Payable in Advance

Expenses (including attorneys’ fees) incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article VI. If a claim for or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor has been received by the corporation, such current or former director or officer seeking advancement may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the current or former director or officer has not met any applicable standard of conduct for indemnification set forth in Section 6.1 or Section 6.2 of these bylaws, as the case may be.

6.6 Nonexclusivity of Indemnification and Advancement of Expenses

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Section 6.1 and Section 6.2 of these bylaws shall be made to the fullest extent permitted by law. The provisions of these bylaws shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.1 or Section 6.2 of these bylaws but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

6.7 Insurance

The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.

6.8 Certain Definitions

For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “other enterprise” as used in this Article VI shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. For purposes of this Article VI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.

6.9 Survival of Indemnification and Advancement of Expenses

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.10 Limitation on Indemnification

Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification and advancement of expenses (which shall be governed by Sections 6.4 and 6.5 of these bylaws), the corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

6.11 Indemnification of Employees and Agents

The corporation may provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in these bylaws to directors and officers of the corporation.

6.12 Amendment

Any right to indemnification or to advancement of expenses arising under this Article VI shall not be eliminated or impaired by an amendment to or repeal of these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

ARTICLE VII

RECORDS AND REPORTS

7.1 Maintenance and Inspection of Records

Any records administered by or on behalf of the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained in any manner permitted by Section 224 of the General Corporation Law of the State of Delaware

To the extent required by the General Corporation Law of the State of Delaware, any stockholder of record, or a person who is the beneficial owner of shares of the corporation held either in a voting trust or by a nominee on behalf of such person, in person or by attorney or other agent, who complies with the requirements of Section 220 of the General Corporation Law of the State of Delaware shall have the right during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from, the books and records of the corporation to the fullest extent permitted by Section 220(b) of the General Corporation Law of the State of Delaware. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.

7.2 Inspection by Directors

Any director who complies with the requirements of Section 220 of the General Corporation Law of the State of Delaware shall have the right to examine the books and records of the corporation to the fullest extent permitted by Section 220(d) of the General Corporation Law of the State of Delaware.

7.3 Representation of Voting Securities of Other Entities

The chair of the board, if any, or the president, any vice president, the treasurer, the secretary or any assistant secretary of the corporation, or any other person authorized by the Board of Directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares or other voting securities of any other corporation or other entity standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII

GENERAL MATTERS

8.1 Disbursements

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2 Execution of Corporate Contracts and Instruments

The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, to pledge its credit, or to render it liable for any purpose or for any amount.

8.3 Stock Certificates

The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by two authorized officers of the corporation, including the chair of the board (if then designated as an officer), the president, a vice president, the treasurer, an assistant treasurer, the secretary or an assistant secretary, representing the number of shares registered in certificate form. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

8.4 Special Designation on Certificates

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of the State of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5 Lost Certificates

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond as the corporation may direct as sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of such new certificate or uncertificated shares.

8.6 Constructions; Definitions

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation or other entity and a natural person.

8.7 Dividends

The Board of Directors, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of the State of Delaware. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The Board of Directors may set apart out of any of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose, and may abolish or modify any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8 Fiscal Year

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.9 Corporate Seal

The corporation shall adopt a corporate seal, which may be altered at pleasure, and use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.10 Transfer of Stock

Subject to any other requirement imposed by applicable law, transfers of stock represented by certificates shall be made on the books of the corporation only by the person named in the certificate therefor, properly endorsed for transfer. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate, if such shares are to remain certificated, to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

Transfers of uncertificated shares of stock shall be effected in the manner prescribed by law. No transfer of stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing from and to whom transferred.

8.11 Stock Transfer Agreements

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of the State of the State of Delaware.

8.12 Registered Stockholders

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE IX

AMENDMENTS

Subject to the certificate of incorporation, these bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the stockholders or by the Board of Directors. The fact that such power to amend the bylaws has been so conferred upon the Board of Directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. All such amendments must be approved by either the holders of a majority in voting power of the capital stock entitled to vote thereon or by the Board of Directors, except as otherwise provided in the certificate of incorporation.

ARTICLE X

EXCLUSIVE FORUM

10.1 Exclusive Delaware Court Forum

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (i) any derivative claim or cause of action brought on behalf of the corporation; (ii) any claim or cause of action based upon a violation of a duty owed by any current or former director, officer, employee or stockholder of the corporation to the corporation or the corporation’s stockholders; (iii) any claim or cause of action against the corporation or any current or former director, officer, employee or stockholder of the corporation arising out of or pursuant to any provision of the General Corporation Law of the State of Delaware, the certificate of incorporation or the bylaws of the corporation (as each may be amended from time to time); (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the certificate of incorporation or the bylaws of the corporation (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (v) any claim or cause of action as to which the General Corporation Law of the State of Delaware confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any claim or cause of action against the corporation or any current or former director, officer, employee or stockholder of the corporation governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This Section 10.1 shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

10.2 Exclusive Federal Forum

Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

10.3 Consent to Exclusive Forum Provisions

Any person or entity holding, owning or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Article X.